SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
2.875% Walgreens Boots Alliance, Inc. notes due 2020	WBA20	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 15, 2020, Walgreens Boots Alliance, Inc. (the “Company”) completed the public offering and issuance of $500 million of 3.200% notes due 2030 (the “2030 notes”) and $1 billion of 4.100% notes due 2050 (the “2050 notes,” and collectively with the 2030 notes, the “notes”).

The notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of April 13, 2020 among the Company and J.P. Morgan Securities LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC for themselves and as representatives of the several other underwriters named therein. The notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-228923) (the “Registration Statement”) and the prospectus included therein, filed with the Securities and Exchange Commission on December 20, 2018 and supplemented by the prospectus supplement dated April 13, 2020. The notes were issued under the Indenture (the “Indenture”), dated as of December 17, 2015, between the Company and Wells Fargo Bank, National Association, as trustee.

Please refer to the prospectus supplement dated April 13, 2020 for additional information regarding the terms and conditions of the notes and the offering. The Indenture was previously incorporated by reference as Exhibit 4.1 to the Registration Statement and is incorporated by reference herein. The notes and description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed as Exhibit 1.1 hereto and the form of the notes filed as Exhibits 4.1 and 4.2 hereto, each of which is incorporated herein by reference.

Many of the underwriters in respect of the Underwriting Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

* * * * *

The representations, warranties and covenants of each party set forth in the agreements described in this Current Report on Form 8-K have been made only for purposes of, and were and are solely for the benefit of the parties to, the applicable agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the applicable agreement or such other date as is specified in the agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the applicable agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, such agreements are included with this filing only to provide investors with information regarding the terms of those agreements, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. These agreements should not be read alone, but should instead be read in conjunction with the periodic and current reports and statements that the Company files with the U.S. Securities and Exchange Commission.

* * * * *

The exhibits filed herewith are incorporated by reference into our Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1

Underwriting Agreement, dated as of April 13, 2020, among Walgreens Boots Alliance, Inc. and and J.P. Morgan Securities LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereto

4.1	Form of 3.200% Notes due 2030

4.2	Form of 4.100% Notes due 2050

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 of this Current Report on Form 8-K)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: April 15, 2020	By:	/s/ Joseph B. Amsbary Jr.
	Title:	Vice President, Corporate Secretary